Exhibit 99.1

Contact:
SeaBright Insurance Holdings, Inc. 2101 4th Avenue Suite 1600 Seattle, WA 98121	SeaBright Insurance Holdings, Inc. Joseph S. De Vita Chief Financial Officer 206-269-8500 investor@sbic.com

SeaBright Insurance Holdings Reports Second Quarter 2005 Results
Reports Earnings of $0.25 per Diluted Share

Seattle, WA – July 27, 2005 – SeaBright Insurance Holdings, Inc. (Nasdaq:SEAB) today announced results for the second quarter ended June 30, 2005.

For the second quarter of 2005, net income was $4.2 million or $0.25 per share on a diluted basis compared to net income of $967,000 or $0.14 per share on a diluted basis for the same period in 2004. Total revenue for the second quarter of 2005 increased to $43.1 million versus $17.9 million in the year-earlier period.

Loss and loss adjustment expenses totaled $27.0 million in the second quarter of 2005 versus $11.4 million in the same period in 2004. Total underwriting expenses for the second quarter of 2005 were $8.6 million compared to $3.7 million in the prior year period. The net combined ratio for the second quarter of 2005 was 88.0% compared to 89.7% for the same period in 2004.

For the six months ended June 30, 2005, net income was $6.9 million, or $0.44 per share on a diluted basis, compared to net income of $1.3 million, or $0.19 per share on a diluted basis, for the six months ended June 30, 2004. Total revenue for the 2005 six-month period was $75.3 million versus $28.6 million in the corresponding period a year ago.

Loss and loss adjustment expenses totaled $47.3 million for the six-month period ended June 30, 2005 versus $18.0 million in the same period in 2004. Total underwriting expenses were $15.0 million for the first six months of 2005 compared to $6.2 million in the same period last year. The net combined ratio for the six months ended June 30, 2005 was 88.5% compared to 91.2% for the same period in 2004.

John Pasqualetto, SeaBright’s Chairman, President and Chief Executive Officer, said, “Our second quarter results, similar to the first quarter, were driven by strong demand for our workers’ compensation services and products, particularly in the California market. We have moved forward with our planned expansion in the second quarter, opening our new Chicago regional office and effectively entering the Midwest market. Our results continue to track well against our 2005 plan and our management team’s commitment to profitable growth and shareholder value.”

SeaBright Insurance Holdings, Inc. is an insurance holding company whose wholly owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers and through its in-house wholesale broker affiliate, PointSure Insurance Services. SeaBright Insurance Company provides workers’ compensation coverage to employers in the Midwestern, Southern and Western regions of the U.S. To learn more about SeaBright Insurance Company and SeaBright Insurance Holdings, visit our website at www.sbic.com.

Conference Call

The Company will host a conference call on Wednesday, July 27, 2005 at 11:00 a.m. Eastern Time featuring remarks by John G. Pasqualetto, President and CEO, Joseph S. De Vita, Senior Vice President and CFO, and Richard J. Gergasko, Executive Vice President — Operations. The conference call is available via webcast on the Company’s website and can be accessed by visiting http://www.sbic.com/intro.html. Once there, select “Investor Relations” from the menu at the top of the page, and proceed to “Webcasts and Presentations.” The dial-in number for the conference call is (888) 695-0614. Please call at least five minutes before the scheduled start time.

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Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M Best rating of our insurance subsidiary; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; the loss of our rights to fee income and protective arrangements that were established in connection with the acquisition of our business; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2005, and in our other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

Set forth in the tables below are summary results of operations for the three month and six month periods ended June 30, 2005 and 2004 as well as selected balance sheet data as of June 30, 2005 and December 31, 2004. The following information is preliminary and unaudited and is subject to change until final results are publicly distributed. The Company currently expects to file its unaudited condensed consolidated financial statements with the Securities and Exchange Commission as part of its quarterly report on Form 10-Q in a timely fashion on or before August 15, 2005.

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(Unaudited)
	(in thousands)
ASSETS
Investment securities available for sale, at fair value	$210,751	$105,661
Cash and cash equivalents	28,158	8,279
Accrued investment income	2,256	1,096
Premiums receivable, net of allowance	9,752	7,397
Deferred premiums	78,534	59,243
Retrospective premiums accrued	4,146	1,086
Federal income tax recoverable	–	397
Service income receivable	333	304
Reinsurance recoverables	16,435	13,484
Receivable under adverse development cover	2,853	2,853
Prepaid reinsurance	5,554	5,254
Property and equipment, net	728	493
Deferred federal income taxes, net	6,445	3,604
Deferred policy acquisition costs, net	9,184	7,588
Intangible assets, net	1,727	2,093
Goodwill	1,527	1,821
Other assets	7,257	5,459

Total assets	$385,640	$226,112

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Unpaid loss and loss adjustment expense	$103,896	$68,228
Unearned premiums	86,424	67,626
Reinsurance funds withheld and balances payable	3,009	1,553
Premiums payable	3,423	3,128
Accrued expenses and other liabilities	29,423	15,207
Federal income tax payable	610	–
Surplus notes	12,000	12,000

Total liabilities	238,785	167,742

Commitments and contingencies

Stockholders’ equity:
Series A preferred stock, $0.01 par value; 750,000 shares authorized; issued and outstanding – no shares at June 30, 2005 and 508,265.25 shares at December 31, 2004	–	5
Undesignated preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.01 par value; authorized – 75,000,000 shares at June 30, 2005 and 10,000,000 shares at December 31, 2004; issued and outstanding – 16,402,808 shares at June 30, 2005 and no shares at December 31, 2004	164	–
Paid-in capital	131,453	50,831
Accumulated other comprehensive income	1,310	530
Retained earnings	13,928	7,004

Total stockholders’ equity	146,855	58,370

Total liabilities and stockholders’ equity	$385,640	$226,112

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(dollars in thousands, except income per share amounts)
Revenue: (1)
Premiums earned	$39,645	$15,650	$68,804	$24,163
Net investment income	1,796	497	3,095	945
Net realized gain (loss)	118	(10)	62	17
Claims service income	694	785	1,276	1,570
Other service income	50	208	100	595
Other income	812	755	1,986	1,308

	43,115	17,885	75,323	28,598

Losses and expenses:
Loss and loss adjustment expenses	26,988	11,370	47,255	17,969
Underwriting, acquisition and insurance expenses	8,637	3,669	15,016	6,216
Other expenses	1,510	1,335	3,231	2,350

	37,135	16,374	65,502	26,535

Income before federal income taxes	5,980	1,511	9,821	2,063

Federal income tax expense (benefit):
Current	3,439	1,086	6,159	1,798
Deferred	(1,675)	(542)	(3,262)	(1,056)

	1,764	544	2,897	742

Net income	$4,216	$967	$6,924	$1,321

Basic earnings per share	$0.26	$–	$0.47	$–
Diluted earnings per share	$0.25	$0.14	$0.44	$0.19

Weighted average basic shares outstanding	16,402,808	–	14,590,343	–
Weighted average diluted shares outstanding	16,613,182	6,996,792	15,653,942	6,992,453

Net loss ratio (2)	66.3%	67.6%	66.8%	67.9%
Net underwriting expense ratio (3)	21.7%	22.1%	21.7%	23.3%
Net combined ratio (4)	88.0%	89.7%	88.5%	91.2%
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(1)	Gross and net premiums written for the periods indicated are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(dollars in thousands)
Gross premiums written	$56,707	$39,924	$101,011	$63,610
Net premiums written	50,152	35,835	89,193	56,632

(2)	The net loss ratio is calculated by dividing loss and loss adjustment expenses for the period less claims service income by premiums earned for the period.

(3)	The net underwriting expense ratio is calculated by dividing underwriting, acquisition and insurance expenses for the period less other service income by premiums earned for the period.

(4)	The net combined ratio is the sum of the net loss ratio and the net underwriting expense ratio.